UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2009

AmerisourceBergen Corporation
 (Exact name of registrant as specified in its charter)

Delaware	1-16671	23-3079390
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 Morris Drive Chesterbrook, PA	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 727-7000

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On August 27, 2009, AmerisourceBergen Corporation (the “Company”) received a stockholder proposal from Kenneth Steiner requesting the Company’s Board of Directors to take the steps necessary to eliminate all supermajority vote requirements from its amended and restated certificate of incorporation (the “certificate of incorporation”) and bylaws.  The Governance and Nominating Committee of the Board of Directors (the “Committee”) and the Board considered the stockholder proposal at several meetings of the Committee and the Board.  On November 12, 2009, the Board, upon the Committee’s recommendation, unanimously adopted resolutions approving, subject to stockholder approval, amendments to the Company’s certificate of incorporation to replace all supermajority vote requirements for stockholder action with a majority vote requirement.  The amendments to the Company’s certificate of incorporation will be presented to the stockholders for approval at the Company’s Annual Meeting of Stockholders to be held on March 4, 2010.  Subject to stockholder approval of the amendment to the Company’s certificate of incorporation, the Board intends to adopt amendments to the Company’s bylaws to replace any supermajority vote requirements for stockholder action with a majority vote requirement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISOURCEBERGEN CORPORATION

Date: December 16, 2009

By: /s/ Michael D. DiCandilo

Name:   Michael D. DiCandilo
Title:     Executive Vice President
and Chief Financial Officer